UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549


                            FORM 8-K


                         CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Act of 1934




          Date of Event Requiring Report: June 22, 1998


                    NUGGET EXPLORATION, INC.

     (Exact Name of Registrant as Specified in its Charter)


          0-10201
                                             83-0250943

     (Commission File Number)                (IRS Employer
                                        Identification Number)


                             NEVADA

 (State or Other Jurisdiction of Incorporation or Organization)



         815 SOUTH DURBIN STREET, CASPER, WYOMING 82601

            (Address of Principal Executive Offices)


                         (307) 234-2895

      (Registrant's Telephone Number, Including Area Code)


              P.O. BOX 2977, CASPER, WYOMING 82602

  (Former Name or Former Address, if changed since last report)

Item 1.   Changes in Control of Registrant


     On March 5, 1998, Nugget Exploration, Inc. (the "Company") and Park Street Investments, Inc., a Utah corporation ("Park Street"), entered into a Consulting Agreement (the "Agreement"). Under the Agreement, the Company was to issue 15,100,000 shares (50.2% of the issued and outstanding shares of the Company) of the Company's Restricted Common Stock (the "Shares") to Park Street for $15,100.00 cash. See Exhibit "A" - Consulting Agreement. On June 22, 1998, First Avenue, Ltd., a limited partnership organized under the laws of the State of Utah, received the Shares as a designee of Park Street. Ken Kurtz, being a general partner of First Avenue, Ltd. and president of Park Street, indirectly controls the Shares. The person from whom control was assumed was Mary MacGuire, the acting president of the Company.

     Pursuant to the Agreement, Ken Kurtz, the president of Park
Street, shall also be appointed to the Board of Directors of the Company.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 2, 1998           NUGGET EXPLORATION, INC.

                              By: Mary MacGuire, Acting President